UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Stericycle, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Waukegan Road
Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 367-5910

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 4, 2024 (the “Closing Date”), Stag Merger Sub Inc., a Delaware corporation (“Merger Sub”) and wholly owned indirect subsidiary of Waste Management, Inc., a Delaware corporation (“Parent”), merged with and into Stericycle, Inc., a Delaware corporation (“Stericycle” or the “Company”), with Stericycle continuing as the surviving corporation (the “Merger” and the time of consummation thereof, the “Effective Time”) pursuant to the previously announced Agreement and Plan of Merger, dated as of June 3, 2024 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, Stericycle became a wholly owned indirect subsidiary of the Parent. Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Repayment and Termination of Credit Agreement

On November 4, 2024, in connection with the Merger, the Company terminated and repaid in full all outstanding obligations (approximately $1.04 billion in aggregate) due under that certain credit agreement, dated September 30, 2021, by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as administrative agent and a lender, and other lenders party thereto (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”). In connection with the termination and repayment in full of all outstanding obligations under the Credit Agreement, all related liens and security interests were terminated, discharged and released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, as a result of the Merger:

•

Each share of common stock, par value $0.01 per share, of the Company (each a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled or converted pursuant to Section 2.1(b) of the Merger Agreement or any Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive $62.00 in cash, without interest, less any applicable withholding taxes (the “Merger Consideration”);

•

Each option to purchase Shares (each a “Company Option”) that was fully vested and outstanding immediately prior to the Effective Time and had a per share exercise price less than the Merger Consideration was cancelled and converted into the right to receive (without interest) an amount of cash equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess of the Merger Consideration over the exercise price of such Company Option;

•	Each Company Option to purchase Shares with a per share exercise price that was equal to or greater than the Merger Consideration was cancelled for no consideration;

•

Each outstanding award of Company restricted stock units (including deferred stock units and awards based on performance conditions) (“Company RSUs”) held by Continuing Employees (as defined in the Merger Agreement) was assumed by Parent and converted into a restricted stock unit award with respect to Parent common stock (“Assumed Restricted Stock Unit Award”), and each Assumed Restricted Stock Unit Award (i) relates to a number of whole shares of Parent common stock (rounded to the nearest whole share) equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) 0.289171, which represents the Merger Consideration divided by an amount equal to the average of the closing sale prices of a share of Parent common stock as reported on the New York Stock Exchange for each of the five (5) consecutive trading days ending with the complete trading day immediately before (and excluding) the Closing Date, (ii) to the extent that such Company RSU was subject to performance-based vesting conditions for performance periods that had not ended prior to the Effective Time, was deemed to be earned based on target performance levels immediately prior to the Effective Time, and (iii) was otherwise subject to substantially the same terms and conditions as were applicable to the corresponding Company RSU immediately prior to the Effective Time; and

•

Each Company RSU (including deferred stock units and awards based on performance conditions) which was held by an employee or other service provider who terminated employment or service with the Company or its subsidiaries prior to or in connection with the closing of the Merger (including any director of the Company) was automatically (i) cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration and (ii) to the extent that such Company RSU was subject to performance-based vesting conditions for performance periods that had not ended prior to the Effective Time, deemed to be earned based on target performance levels immediately prior to the Effective Time.

The aggregate consideration used by Parent to consummate the Merger (including the funds required to pay for all of the Shares (including those underlying the Stericycle RSUs) in connection with the Merger) was approximately $7.2 billion, including the assumption and repayment of Stericycle debt.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Stericycle’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on June 3, 2024, the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, in connection with the consummation of the Merger, Stericycle notified the Nasdaq Global Select Market ( “Nasdaq”) that the Merger had been consummated and requested that the trading of the Shares on Nasdaq be suspended and that the listing of the Shares on Nasdaq be withdrawn. In addition, Stericycle requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of its Shares from Nasdaq and to deregister its Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stericycle intends to file with the SEC a Form 15 requesting the termination of registration of its Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of Stericycle occurred and Stericycle became an indirect, wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the closing of the Merger, Robert S. Murley, Cindy J. Miller, Victoria L. Dolan, Naren K. Gursahaney, James L. Welch, J. Joel Hackney, Jr., Stephen C. Hooley, Brian P. Anderson, Lynn D. Bleil and Thomas F. Chen, members of the board of directors of Stericycle, ceased to be directors of Stericycle, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement. At the Effective Time, Rafael E. Carrasco and Courtney A. Tippy became directors of Stericycle, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement.

At the closing of the Merger, Cindy J. Miller, Janet H. Zelenka, S. Cory White, Daniel V. Ginnetti, Kurt M. Rogers and Richard J. Hoffman, officers of Stericycle, ceased to be officers of Stericycle, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement. At the Effective Time, Rafael E. Carrasco, Mark A. Lockett, Courtney A. Tippy, James A. Wilson, John Carroll, Leslie K. Nagy, Jeff Bennett and Jeff Viola became officers of Stericycle, as the surviving entity of the Merger, pursuant to the terms of the Merger Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, on the Closing Date, Stericycle filed with the Secretary of State of the State of Delaware the certificate of merger contemplating the Merger. At the Effective Time, Stericycle’s certificate of incorporation was amended and restated in its entirety to be the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time. In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the board of directors of Stericycle, as the surviving entity, adopted the bylaws of Merger Sub as the amended and restated bylaws of Stericycle. Copies of Stericycle’s amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 3, 2024, by and among the Stericycle, Inc., Waste Management, Inc. and Stag Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 3, 2024).

3.1	Amended and Restated Certificate of Incorporation of Stericycle, Inc.

3.2	Amended and Restated Bylaws of Stericycle, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERICYCLE, INC.

Date: November 4, 2024	By:	/s/ Janet H. Zelenka
Janet H. Zelenka
Executive Vice President, Chief Financial Officer & Chief Information Officer

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